UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2005

NAVISITE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27597 (Commission File Number)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road
Andover, Massachusetts 01810
(Address of Principal Executive Offices) (Zip Code)

(978) 682-8300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
SIGNATURE

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On April 7, 2005, NaviSite, Inc. (the “Company”) received a letter from the Nasdaq Listing Qualifications Staff stating that the Company had not paid certain Nasdaq fees as required by Nasdaq Marketplace Rule 4310(c)(13) and that as a result, its common stock was subject to delisting from the Nasdaq SmallCap Market.

     On April 8, 2005, the Company paid these outstanding fees in full and received a letter from Nasdaq confirming compliance with Marketplace Rule 4310(c)(13). The Company has also confirmed with Nasdaq that no further action by the Company is required and that its common stock will continue to be listed on the Nasdaq SmallCap Market.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2005	NAVISITE, INC.
/s/ John J. Gavin, Jr.
By: John J. Gavin, Jr.
	Title:	Chief Financial Officer